Exhibit 10.2





                            EMPLOYMENT AGREEMENT
                            --------------------


                    AGREEMENT made this          day of [June] 1996,
               between FactSet Research Systems Inc.,
               a Delaware corporation (the "Company"), and [Howard E. Wille] [Charles J. Snyder] (the "Executive").

          The Executive is presently employed by the Company as [Chairman of the Board of Directors and Chief Executive Officer] [President and Chief Technology Officer].

          The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

          In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          SECTION 1.  Employment.  The Company hereby agrees to continue to
                      -----------
employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

          SECTION 2.  Term.  The employment of the Executive by the Company
                      -----
as provided in Section 1 will commence on the date hereof and end on [June 30], 1999, unless further extended or sooner terminated as hereinafter provided. Commencing on [July 1], 1999, and each [July 1] thereafter, the term of the Executive's employment shall automatically be extended for one additional year to, respectively [June 30], 2000, and each [June 30] thereafter, unless, not later than one year prior to the end of the term (as may be



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                                                                          2



extended for one-year additional periods as provided herein), either party hereunder shall have given notice to the other party that it does not wish to extend this Agreement. If the Company gives the Executive notice that it does not wish to extend this Agreement, the Executive shall be entitled to the termination benefits provided in Section 8(d) hereof.

          SECTION 3.  Position and Duties.  The Executive shall serve as
                      --------------------
[Chairman of the Board and Chief Executive Officer] [President and Chief Technology Officer] of the Company and shall have such responsibilities, duties and authority as he may have as of the date hereof (or any position to which he may be promoted after the date hereof) and as may from time to time be assigned to the Executive by the Board that are consistent with such responsibilities, duties and authority. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

          SECTION 4.  Place of Performance.  In connection with the
                      ---------------------
Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in the New York City
Metropolitan area (including, but not limited to, Greenwich, Connecticut), except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

          SECTION 5.  Compensation and Related Matters.  (a)  Salary.
                      ---------------------------------       -------
During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate of $500,000, such salary to be paid in substantially equal installments in accordance with the Company's payroll practices for its executives. This salary may be increased from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not present the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

          (b)  Bonus Compensation.  The Executive shall be entitled to
               -------------------
receive annual bonus compensation in an amount determined by the Board in its discretion; provided, however, that if any such bonus (or portion thereof) will fail to be deductible by the Company by reason of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the payment of such bonus (or portion thereof) will be deferred until the first date that the payment of such bonus can be paid without failing to be deductible by the Company.

          (c)  Expenses.  During the term of the Executive's employment
               ---------
hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          (d)  Other Benefits.  The Company shall maintain in full force
               ---------------
and effect, and the Executive shall be entitled to continue to participate in, all of the employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including, without limitation, each retirement plan, supplemental and excess retirement plans, employee stock ownership plans' annual and long-term incentive compensation plans, stock option and purchase plans, group life insurance and accident plan, medical and dental insurance plans, and disability plan), provided that the Company shall not make any changes in such plans or arrangements that would adversely affect the Executive's rights or benefits thereunder; provided, however, that, such a change may be made, including termination of such plans or arrangements if it occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement be prorated in accordance with the number of days in such calendar year during which he is so employed.

          (e)  Vacations.  The Executive shall be entitled to no less than
               ----------
the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation policy as in effect on the date hereof. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

          (f)  Services Furnished.  The Company shall furnish the Executive
               -------------------
with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

          SECTION 6.  Offices.  Subject to Sections 3 and 4, the Executive
                      --------
agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company to any other director of the Company or any of its subsidiaries.

          SECTION 7.  Termination.  The Executive's employment hereunder
                      ------------
may be terminated without any breach of this Agreement only under the following circumstances:

          (a)  Death.  The Executive's employment hereunder shall terminate
               ------
     upon his death.

          (b)  Disability.  If, as a result of the Executive's incapacity
               -----------
     due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

          (c)  Cause.  The Company may terminate the Executive's employment
               ------
     hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination, as defined in Section 7(e), by the Executive for Good Reason, as defined in Section 7(d)(ii)), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes Competitive Activity, as defined in Section 10). For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination, as defined in subsection (e) hereof, from the Board finding that in the good faith opinion of three-quarters (3/4) of the Board the Executive was guilty of conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail.

          (d)  Termination by the Executive.  (i)  The Executive may
               -----------------------------
     terminate his employment hereunder (A) for Good Reason or (B) if his health should become impaired to an extent that makes his continued perfor-mance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

               (ii) For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten
          (10) days after notice of such noncompliance has been given by the Executive to the Company, or (B) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

          (e)  Notice of Termination.  Any termination of the Executive's
               ----------------------
     employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with
     Section 12. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f)  Date of Termination.  "Date of Termination" shall mean
               --------------------
     (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iv) if the Executive's



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                                                                          7



     employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          SECTION 8.  Compensation Upon Termination or During Disability.
                      ---------------------------------------------------
(a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 7(b) hereof, provided that payments so made to the Executive during the first 180 days of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

          (b) If the Executive's employment is terminated by his death, the Company shall pay any amounts due to the Executive under Section 5 through the date of his death in accordance with Section 11(b).

          (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

          (d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than for disability pursuant to
Section 7(b) or for Cause (it being understood that a purported termination for disability pursuant to Section 7(b) or for Cause which is disputed and finally determined not to have been proper



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                                                                          8



shall be a termination by the Company in breach of this Agreement), including any failure by the Company to extend the term of this Agreement for any additional one year period as provided in Section 2 hereof, or
(B) the Executive shall terminate his employment for Good Reason, then

          (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due;


         (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an amount equal to three times the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination and (2) the highest annual amount payable to the Executive under the Company's annual and long-term incentive compensation plans during the three calendar years which are the calendar year prior to the year in which such Date of Termination occurs and the immediately preceding two calendar years; such payment to be made in a lump sum on or before the fifth day following the Date of Termination;


        (iii) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's employee benefit plans which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof, and including all legal fees and expenses incurred by him as a result of such termination, including the fees and expenses of enforcing the terms of this Agreement.

          (e) If the Executive shall terminate his employment under clause (B) of subsection 7(d)(i) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.



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                                                                          9



          (f) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three (3), all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

          (g) In the event that the Executive becomes entitled to the payments provided in clauses (i)-(iii) of Section 8(d) (the "Severance Payments"), if any of the Severance Payments will be subject to the excise tax imposed under section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any Federal, state and local income and employment tax and Excise Tax upon the payment provided for by this Section 8(g), shall be equal to the Severance Payments. For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a change in ownership or control (within the meaning of section 280G of the Code and the regulations promulgated thereunder) of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payment" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of



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                                                                         10



Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the "base amount" allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Severance Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or (B) the amount of excess parachute payments within the meaning of section 280(G)(b)(1) of the Code (after applying clause (i), above), and
(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

          SECTION 9.  No Mitigation.  The Executive shall have no duty to
                      --------------
mitigate damages by seeking other employment. The Company shall have no right of offset hereunder with respect to any compensation or benefits received by the Executive from or in connection with any employment subsequent to his employment termination with the Company.

          SECTION 10.  Noncompetition.   During the period of the
                       ---------------
Executive's employment hereunder and for two years thereafter, the Executive shall not, directly or indirectly, own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its subsidiaries (a "Competitive Activity"). For these purposes, the Executive's ownership of securities or a public company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its subsidiaries.



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                                                                         11



          SECTION 11.  Successors; Binding Agreement.  (a)  The Company
                       ------------------------------
will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amount unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          SECTION 12.  Notice.  For the purposes of this Agreement,
                       -------
notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or



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                                                                         12



registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          [Wille/Snyder address]


          If to the Company:

          FactSet Research Corporation
          One Greenwich Plaza
          Greenwich, CT [06830]
          Attn:  [Corporate Secretary]

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          SECTION 13.  Miscellaneous.  No provisions of this Agreement may
                       --------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles.

          SECTION 14.  Validity.  The invalidity or unenforceability of any
                       ---------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          SECTION 15.  Counterparts.  This Agreement may be executed in one
                       -------------
or more counterparts, each of which shall be



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                                                                         13



deemed to be an original but all of which together will constitute one and the same instrument.

          SECTION 16.  Arbitration.  Any dispute or controversy arising
                       ------------
under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in [New York, New York,] in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 10 of the Employment Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided further that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The expense of such arbitration shall be borne by the Company.

          SECTION 17.  Entire Agreement.  This Agreement sets forth the
                       -----------------
entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                              FACTSET RESEARCH SYSTEMS INC.

                                by _________________________
                                   Name:
                                   Title:



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                                                                         14



                              EXECUTIVE

                                   _________________________
                                   [Howard E. Wille]
                                   [Charles J. Snyder]

Attest:

  by _____________________